UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V1V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 25, 2014, we filed a Current Report on Form 8-K announcing that, effective April 11, 2014, we had entered into an asset purchase agreement with 1301540 Alberta Ltd., an Alberta Canada corporation, operating under the name Werkman Transport pursuant which, we have agreed to purchase all of the transportation assets and other assets of 1301540 Alberta, at a purchase price of Cdn$3,000,000, payable in shares of common stock of our company. Cdn$1,000,0000 of which was paid by way of the issuance of 5,000,000 shares of common stock upon closing with the remaining shares of common stock to be issued after six months have elapsed from the closing date.

On September 29, 2014, we agreed to issue 4,000,000 shares of our common stock at a deemed value of $0.30 per share as payment of Cdn$1,200,000 towards the purchase price and leaving a balance owing by our company of Cdn$800,000 worth of shares of our common stock.

Unregistered Sales of Equity Securities

We have issued 4,000,000 restricted shares of our common stock to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: September 29, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director